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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 28,1998


                           CLUSTER HOUSING PROPERTIES,
                        A California Limited Partnership
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             (Exact name of registrant as specified in its charter)

                                   California
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                 (State or other jurisdiction of incorporation)

               0-13556                                 04-2817478
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       (Commission File Number)             (IRS Employer Identification No.)

                  5110 Langdale Way, Colorado Springs, CO 80906
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              (Address of principal executive offices) (Zip Code)

      (Registrant's telephone number, including area code): (719) 527-0544

                                       NA
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          (Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On May 28, 1998, Cluster Housing Properties (A California Limited Partnership) (the "Partnership") sold its final real estate asset, Pinecliff, a 96-unit multi-family rental property in Colorado Springs, Colorado. Pinecliff was sold to G&I Pinecliff LLC, a Delaware limited liability company unaffiliated with the Partnership. The purchase price for Pinecliff was $6,700,000, subject to certain customary adjustments and a $360,000 credit to the purchaser. The Partnership repaid mortgage financing in the approximate amount of $3,041,860 at closing utilizing a portion of proceeds from the sale. The Partnership realized net proceeds of approximately $3,145,390 from the sale of Pinecliff.
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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

        (a)    Financial Statements of Business Acquired.

               Not Applicable.

        (b)    Pro Forma Financial Information.

               Not Applicable.

        (c)    Exhibits.

               10.1 Purchase and Sale Agreement and Escrow Instructions, dated January 15, 1998, between the Partnership and DRA Advisors, Inc. (Previously filed as Exhibit 10(j) to Registrant's Form 10-K for the year ended December 31, 1997 and incorporated herein by reference thereto.)

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              CLUSTER HOUSING PROPERTIES,
                              A California Limited Partnership

                              By: GP L'Auberge Communities, L.P.,
                                  A California Limited Partnership,
                                  General Partner

                                  By: L'Auberge Communities, Inc.,
                                      its General Partner

                                      By: /s/ EARL C. ROBERTSON
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                                          Earl C. Robertson, Executive Vice
                                          President and Chief Financial Officer

                              Date: June 10, 1998


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